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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2004

Citicorp
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5738 (Commission File Number)	86-1515595 (I.R.S. Employer Identification No.)
399 Park Avenue, New York, New York 10043 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 559-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Results of Operations
(Unaudited)

        This report summarizes the results of operations of Citicorp and its subsidiaries for the three- and nine-month periods ended September 30, 2004 and September 30, 2003. Citigroup Inc., the ultimate parent company of Citicorp, filed a Current Report on Form 8-K dated October 14, 2004. That report contains certain additional information about Citicorp's businesses.

CITICORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

        (In Millions of Dollars)

	Third Quarter		Nine Months
	2004	2003 (1)	2004	2003 (1)
INTEREST REVENUE
Loans, including Fees	$11,023	$9,066	$32,601	$27,772
Deposits with Banks	70	155	420	711
Federal Funds Sold and Securities Purchased Under Agreements to Resell	89	73	285	238
Investments, including Dividends	1,516	1,304	4,116	3,610
Trading Account Assets	481	365	1,426	1,096
Loans Held-For-Sale	469	336	747	773

	13,648	11,299	39,595	34,200

INTEREST EXPENSE
Deposits	2,477	1,863	6,455	5,648
Trading Account Liabilities	24	23	77	46
Purchased Funds and Other Borrowings	592	139	1,580	1,032
Long-Term Debt	1,126	893	3,127	2,715

	4,219	2,918	11,239	9,441

NET INTEREST REVENUE	9,429	8,381	28,356	24,759

POLICYHOLDER BENEFITS AND CLAIMS	122	113	375	409
PROVISION FOR CREDIT LOSSES	1,028	1,614	4,848	5,850

TOTAL BENEFITS, CLAIMS, AND CREDIT LOSSES	1,150	1,727	5,223	6,259

NET INTEREST REVENUE AFTER BENEFITS, CLAIMS, AND CREDIT LOSSES	8,279	6,654	23,133	18,500

FEES, COMMISSIONS, AND OTHER REVENUE
Fees and Commissions	2,761	3,105	9,429	8,595
Foreign Exchange	602	775	1,532	2,612
Trading Account	(415)	92	459	(221)
Investment Transactions	241	80	526	320
Other Revenue	2,324	1,334	6,593	4,590

	5,513	5,386	18,539	15,896

OPERATING EXPENSE
Salaries	2,892	2,531	8,517	7,778
Employee Benefits	649	557	1,975	1,714

Total Employee-Related Expenses	3,541	3,088	10,492	9,492
Net Premises and Equipment	1,097	894	3,112	2,671
Restructuring-Related Items	—	(11)	(3)	(24)
Other Expense	2,918	2,662	9,939	7,677

	7,556	6,633	23,540	19,816

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	6,236	5,407	18,132	14,580
INCOME TAXES	1,802	1,579	5,525	4,339
MINORITY INTEREST, NET OF INCOME TAXES	37	162	149	239

NET INCOME	$4,397	$3,666	$12,458	$10,002

(1)
Reclassified to conform to current period's presentation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITICORP (Registrant)
By:	/s/ William P. Hannon William P. Hannon Controller

Dated: October 14, 2004

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CITICORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SIGNATURE